Exhibit 21.1
Subsidiaries of KBS REIT II as of March 1, 2017

CA Capital Management Services, LLC	KBSII One Meadowlands, LLC
KBS Debt Holdings II, LLC	KBSII Pierre LaClede Center, LLC
KBS Debt Holdings II X, LLC	KBSII Plano Business Park, LLC
KBS Limited Partnership II	KBSII REIT Acquisition I, LLC
KBS REIT Holdings II LLC	KBSII REIT Acquisition II, LLC
KBS REIT Properties II, LLC	KBSII REIT Acquisition III, LLC
KBS REIT II Finance LLC	KBSII REIT Acquisition IV, LLC
KBS TRS Services, LLC	KBSII REIT Acquisition V, LLC
KBS II Securities LLC	KBSII REIT Acquisition VI, LLC
KBSII 100-200 Campus Drive, LLC	KBSII REIT Acquisition VII, LLC
KBSII 300-600 Campus Drive, LLC	KBSII REIT Acquisition VIII, LLC
KBSII 300 North LaSalle, LLC	KBSII REIT Acquisition IX, LLC
KBSII 350 Plumeria, LLC	KBSII REIT Acquisition X, LLC
KBSII 445 South Figueroa, LLC	KBSII REIT Acquisition XI, LLC
KBSII 601 Tower, LLC	KBSII REIT Acquisition XII, LLC
KBSII 2500 Regent Boulevard, LLC	KBSII REIT Acquisition XIII, LLC
KBSII CityPlace Tower, LLC	KBSII REIT Acquisition XIV, LLC
KBSII Corporate Technology Centre, LLC	KBSII REIT Acquisition XV, LLC
KBSII Crescent VIII, LLC	KBSII REIT Acquisition XVI, LLC
KBSII Debt Holdings Sub I, LLC	KBSII REIT Acquisition XVII, LLC
KBSII Debt Holdings II-2, LLC	KBSII REIT Acquisition XVIII, LLC
KBSII Emerald View, LLC	KBSII REIT Acquisition XIX, LLC
KBSII Fountainhead, LLC	KBSII REIT Acquisition XX, LLC
KBSII Gateway Corporate Center, LLC	KBSII REIT Acquisition XXI, LLC
KBSII Granite Tower, LLC	KBSII REIT Acquisition XXII, LLC
KBSII Hartman Business Center, LLC	KBSII REIT Acquisition XXIII, LLC
KBSII Horizon Tech Center, LLC	KBSII REIT Acquisition XXIV, LLC
KBSII I-81 Industrial Portfolio, LLC	KBSII REIT Acquisition XXV, LLC
KBSII I-81 Industrial Portfolio Trust	KBSII REIT Acquisition XXVI, LLC
KBSII Mountain View, LLC	KBSII Torrey Reserve West, LLC
KBSII National City Tower, LLC	KBSII Two Westlake Park, LLC
KBSII One Main Place, LLC	KBSII Willow Oaks, LLC